Exhibit 99.1

                                  Press Release

                     AVP, INC. ANNOUNCES 2006 SECOND QUARTER
                                FINANCIAL RESULTS

Second Quarter Total Revenue Increases 70 Percent Year-Over-Year; Company Guides to Total Revenue of $19 to $20 Million for 2006; Second Quarter GAAP Net Loss of
                           $38,418 or $0.00 Per Share

LOS ANGELES, Calif., - August 15, 2006 - AVP, Inc. (OTC Bulletin Board: AVPI), a lifestyle sports entertainment company focused on professional beach volleyball, today announced financial results for its 2006 second quarter ended June 30, 2006.

Second Quarter Results
Second quarter total revenue for the three months ended June 30, 2006 increased 70% to $7.3 million, compared to total revenue of $4.3 million for the three months ended June 30, 2005. During the course of the entire year, the majority of AVP's revenues are derived from sponsorship and advertising contracts with national and local sponsors and advertisers along with local event revenue and ancillary revenue. The Company's beach volleyball tournament season customarily begins in early April and continues through late September or early October and AVP recognizes sponsorship and advertising revenue as well as event costs during the tour, as events occur. As a result, the majority of AVP's revenues will be recognized in the second and third quarters of the calendar year.

The Company's net loss available to common shareholders for the three months ended June 30, 2006 was ($38,418), or a loss of ($0.00) per share, compared to a net loss of ($2,020,808), or a loss of ($0.21) per share, for the same period 2005.

"We are very pleased with the continued strong growth momentum we generated in the second quarter," said Leonard Armato, Chief Executive Officer of AVP, Inc. "We achieved an 82 percent increase in advertising and sponsorship revenue compared to the same period last year and signed several new sponsorship and advertising agreements with nationally recognized brands including Crocs, Sony, Hilton, Jet Blue Airways and Toyota as well as renewed existing agreements with long-time sponsors such as Bud Light.

"During the quarter, we also signed new licensing agreements with CROCS for footwear and with Speedo for apparel and continue to realize increased revenue from our relationship with Wilson as our official ball licensee. Our local event revenue increased nine percent for the three months ended June 30, 2006 compared to June 30, 2005. In addition, we continued to expand our media platform with the broadcast of two events on the Fox broadcast network for the first time and our programming is now shown in more than 125 countries worldwide.

"During the quarter, we also completed two financings totaling $5.5 million and increased our total cash position to $6.3 million as of June 30, 2006. We believe we now have more than adequate capital to fund our efforts to further leverage the commercial potential and significant revenue generating opportunities from the growing national interest in professional beach volleyball.

"Looking ahead, we remain focused on growing existing and new advertising and sponsorship agreements, expanding licensing agreements and marketing programs, and increasing attendance and number of events as part of our growth strategy. We believe we can achieve annual revenue growth in excess of 25% for the 2006 fiscal year. At the same time, we remain very focused on managing expenses and continue to work toward achieving profitability," Mr. Armato concluded.

Notable sponsor deals in the first half of 2006:

      o Signed a three-year sponsorship agreement with CROCS, Inc. creating the AVP CROCS Tour and CROCS Cup
      o Signed three-year extension of sponsorship agreement with Anheuser-Busch
      o     Signed multi-year sponsorship agreement with Nautica
      o Signed three-year agreement with Jose Cuervo as official tour sponsor
      o Signed multi-brand sponsorship agreement with Sony for the 2006 Crocs Tour season
      o Signed sponsorship agreement with Southern California Toyota Dealers for current 2006 Crocs Tour season
      o Signed new sponsorship agreement with JetBlue Airways for current 2006 Crocs Tour season
      o     Signed two-year exclusive sponsorship agreement with Barefoot
            Cellars

Total event costs for the three months ended June 30, 2006 were $5.4 million, which included national broadcast fees that were not included in the three-month period ended June 30, 2005. Excluding the national broadcast fees, average event costs increased 21% to $726,706 per event for the three month period ended June 30, 2006 as a result of increases in prize money, stadium costs and other event costs.

Total operating expenses, excluding stock based expenses, for the three-month period ended June 30, 2006 and 2005 were $1.8 million and $1.6 million, respectively. For the three-month period ended June 30, 2006 and 2005, the operating stock based expenses were $219,033 and $1,713,966, respectively.

For the Six Months Ended June 30, 2006
For the six months ended June 30, 2006, total revenue was $7.4 million, compared to $4.4 million for the same period in 2005. The Company's net loss available to common shareholders for the first six months was ($1.5 million), or a loss of ($0.11) per share, compared to a net loss of ($6.9 million), or a loss of ($0.94) per share, for the same period last year. As noted earlier in this release, AVP recognizes the majority of its revenue and associated operating expenses in the second and third quarters of the calendar year.

Business Outlook and Financial Guidance
Mr. Armato concluded, "At this point in the season, we have already booked over $16 million of contracted revenue, and are currently guiding for 2006 annual total revenue of between $19 million and $20 million. We also anticipate a GAAP net loss between $2.5 million and $3 million for the year versus a $9 million GAAP net loss in 2005, and a non-GAAP net loss, excluding stock based expenses and contra revenue, of between $1.5 million and $2 million, versus a non-GAAP net loss of $3.3 million in 2005."

Conference Call
AVP Inc., will host a conference call and webcast on Tuesday, August 15th at 8:00 a.m. Pacific Time to discuss its 2006 second quarter financial results. Those wishing to participate in the live call should dial (800) 219-6110 and give the Company name "AVP." A phone replay of the call will be available for one week beginning approximately one hour after the call's conclusion by dialing
(800) 405-2236 and entering 11068018 followed by the "#" key when prompted for a code. To access the live or archived webcast of the call, go to the Investor Relations section of AVP's website at www.avp.com.

About AVP, Inc.
AVP, Inc. is a lifestyle sports entertainment company focused on the production, marketing and distribution of professional beach volleyball events worldwide. AVP operates the industry's most prominent volleyball tour in the United States, the AVP Crocs Tour. Featuring more than 200 of the top American men and women competitors in the sport, AVP will hold 16 AVP Crocs Tour events throughout the United States in 2006. In 2004, AVP athletes successfully represented the United States during the Olympics in Athens, Greece, winning gold and bronze medals, the first medals won by U.S. women in professional beach volleyball. For more information, please visit www.avp.com.

All above-mentioned trademarks are the property of their respective owners.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual results might differ materially from those in the forward-looking statements, if we receive less sponsorship and advertising revenue than anticipated, or if attendance is adversely affected by unfavorable weather. Event-related expenses, such as for the stadium, transportation and accommodations, or security might be greater than expected; or marketing or administrative costs might be increased by our hiring, not currently planned, of a particularly qualified prospect. Additional factors have been detailed in the Company's filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q.

Contacts:
AVP, Inc                                    MKR Group, LLC
Andrew Reif                                 Investor Relations
COO and CFO                                 Todd Kehrli or Jim Byers
(310) 426-8000                              (818) 556-3700
areif@avp.com                               ir@mkr-group.com


                         - Financial tables to follow -

                                    AVP, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                                       (Unaudited)
                                                                                         June 30,            December 31,
                                                                                           2006                 2005
                                                                                       ------------         ------------
ASSETS
CURRENT ASSETS
     Cash and cash                                                                     $  6,309,819         $  1,143,345
       equivalents
     Accounts receivable, net of
       allowance for doubtful accounts of $49,232 and $49,232                             2,174,936              484,770
     Prepaid expenses                                                                       941,773              158,054
     Other current assets - current portion                                                 566,451              145,768
                                                                                       ------------         ------------
     TOTAL CURRENT ASSETS                                                                 9,992,979            1,931,937
                                                                                       ------------         ------------
PROPERTY AND EQUIPMENT, net                                                                 375,689              288,409
                                                                                       ------------         ------------
OTHER ASSETS                                                                                391,450              455,192
                                                                                       ------------         ------------
     TOTAL ASSETS                                                                      $ 10,760,118         $  2,675,538
                                                                                       ============         ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES
     Notes payable                                                                     $    183,334         $    600,071
     Accounts payable                                                                       582,358              711,303
     Accrued expenses                                                                     1,407,542            1,702,424
     Deferred revenue                                                                     3,667,917              116,000
                                                                                       ------------         ------------
     TOTAL CURRENT LIABILITIES                                                            5,841,151            3,129,798
                                                                                       ------------         ------------
OTHER LIABILITIES                                                                           250,475              150,000
                                                                                       ------------         ------------
     TOTAL LIABILITIES                                                                    6,091,626            3,279,798
                                                                                       ------------         ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIENCY)

     Preferred stock, 2,000,000 shares authorized:

       Series A convertible preferred stock, $.001 par value, 1,000,000
       shares authorized, no shares issued and outstanding                                       --                   --

       Series B convertible preferred stock, $.001 par value, 250,000 shares
       authorized, 71,020 and 94,488 shares issued and outstanding                               71                   94

     Common stock, $.001 par value, 80,000,000 shares authorized,
     19,654,908 and 11,669,931 shares issued and outstanding                                 19,655               11,670

     Additional paid-in capital                                                          38,975,564           32,183,810
     Accumulated deficit                                                                (34,326,798)         (32,799,834)
                                                                                       ------------         ------------
     TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                              4,668,492             (604,260)
                                                                                       ------------         ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                           $ 10,760,118         $  2,675,538
                                                                                       ============         ============

                                    AVP, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                                     Three Months Ended June 30,              Six Months Ended June 30,
                                                      2006                2005                2006                2005
                                                  ------------        ------------        ------------        ------------
REVENUE
     Sponsorships/Advertising (1)                 $  6,233,090        $  3,424,395        $  6,233,090        $  3,424,395
     Other                                           1,078,062             885,050           1,200,878             989,006
                                                  ------------        ------------        ------------        ------------
     TOTAL REVENUE                                   7,311,152           4,309,445           7,433,968           4,413,401

EVENT COSTS                                          5,360,237           2,996,488           5,360,237           2,996,488
                                                  ------------        ------------        ------------        ------------
     Gross Profit                                    1,950,915           1,312,957           2,073,731           1,416,913
                                                  ------------        ------------        ------------        ------------
OPERATING EXPENSES
     Sales and Marketing (2)                           816,139             458,191           1,372,089             869,791
     Administrative (3)                              1,222,352           2,885,214           2,290,690           7,403,598
                                                  ------------        ------------        ------------        ------------
     TOTAL OPERATING EXPENSES                        2,038,491           3,343,405           3,662,779           8,273,389
                                                  ------------        ------------        ------------        ------------
     OPERATING LOSS                                    (87,576)         (2,030,448)         (1,589,048)         (6,856,476)
                                                  ------------        ------------        ------------        ------------
OTHER INCOME (EXPENSE)
     Interest expense                                   (3,718)            (28,013)            (11,931)            (98,571)
     Interest income                                    33,807              37,653              54,946              53,009
     Gain on warrant derivative                        111,042                  --             111,042                  --
                                                  ------------        ------------        ------------        ------------
     TOTAL OTHER INCOME (EXPENSE)                      141,131               9,640             154,057             (45,562)
                                                  ------------        ------------        ------------        ------------
     INCOME (LOSS) BEFORE INCOME TAXES                  53,555          (2,020,808)         (1,434,991)         (6,902,038)

INCOME TAXES                                                --                  --                  --                  --
                                                  ------------        ------------        ------------        ------------
     NET INCOME (LOSS)                                  53,555          (2,020,808)         (1,434,991)         (6,902,038)

Deemed Dividend to Series B Preferred
  Stock Shareholders                                    91,973                  --              91,973                  --
                                                  ------------        ------------        ------------        ------------
Net Loss available
  to common shareholders                          $    (38,418)       $ (2,020,808)       $ (1,526,964)       $ (6,902,038)
                                                  ============        ============        ============        ============
Basic and diluted loss per share                  $      (0.00)       $      (0.21)       $      (0.11)       $      (0.94)
                                                  ============        ============        ============        ============
Weighted average common shares outstanding          15,885,300           9,668,057          14,098,748           7,318,740
                                                  ============        ============        ============        ============

(1) Sponsorships/advertising includes $94,346 and $0 in stock based contra revenue for the six months ended June 30, 2006 and 2005, respectively and $94,346 and $0 for the three months ended June 30, 2006 and 2005, respectively.

(2) Sales and Marketing expenses include stock based expenses of $15,792 and $0 for the six months ended June 30, 2006 and 2005, respectively and $15,792 and $0 for the three months ended June 30, 2006 and 2005, respectively.

(3) Administrative expenses include stock based expenses of $213,967 and $5,211,988 for the six months ended June 30, 2006 and 2005, respectively and $203,241 and $1,713,966 for the three months ended June 30, 2006 and 2005, respectively.